Entity# : 7182751
Date Filed : 12/21/2020
Pennsylvania Department of State

PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐ **Return document by mail to:**

LOVETTE DOBSON
Name
17350 STATE HWY 249 #220
Address
HOUSTON TX 77064
City State Zip Code

☑ **Return document by email to:** EFILE1234@INCFILE.COM

Articles of Incorporation - For Profit
DSCB:15-1306/2102/2303/2702/2903/3101/3303/7102

TML201223JD0147

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $125 ☐ I qualify for a veteran/reservist-owned small business fee exemption (see instructions)

Check only one:
☒ Business-stock (§ 1306)
☐ Business-nonstock (§ 2102)
☐ Business-statutory close (§ 2303)
☐ Management (§ 2703)
☐ Professional (§ 2903)
☐ Insurance (§ 3101)
☐ Benefit (§ 3303)
☐ Cooperative (§ 7102)

In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that:

1. The name of the corporation *(corporate designator required, i.e., "corporation," "incorporated," "limited," "company," or any abbreviation thereof. "Professional corporation" or "P.C." permitted for professional corporations)*:

COMMERCE BY US, INC

2. *Complete part (a) or (b) – not both:*

(a) The address of this corporation's proposed registered office in this Commonwealth is: *(post office box alone is not acceptable)*

5535 BULL CREEK RD, TARENTUM PA 15084 ALLEGHENY
Number and Street City State Zip County

(b) The name of this corporation's commercial registered office provider and the county of venue is:

c/o:
Name of Commercial Registered Office Provider County

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. Check and complete one:
☐ The corporation is organized on a nonstock basis.
☑ The corporation is organized on a stock share basis and the aggregate number of shares authorized is: 10000000.

PA DEPT. OF STATE

DEC 21 2020

5. The name and address, including number and street, if any, of each incorporator *(all incorporators must sign below)*:

Name	Address
TOM BONTEMPO	5535 BULL CREEK RD , TARENTUM, PENNSYLVANIA 15084

6. The specified future effective date, if any: ______________________.
month/day/year hour, if any

7. Additional provisions of the articles, if any, attach an 8½ by 11 sheet.

8. *Statutory close corporation only*: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. § 77a *et seq.*)

9. *For Cooperative Corporation Only.*
Check and complete one:
____ The corporation is a cooperative corporation and the common bond of membership among its members is: ______________________.
____ The corporation is a cooperative corporation and the common bond of membership among its shareholders is: ______________________.

10. *Benefit corporations only:* This corporation shall have the purpose of creating general public benefit.

Strike out if inapplicable: This corporation shall have the purpose of creating the enumerated specific public benefit(s): ______________________

IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this

19TH day of DECEMBER, 20 ____.

Tom Bontempo
Signature

____
Signature

____
Signature

STATE *of* PENNSYLVANIA
STATEMENT *and* RESIGNATION *of the* INCORPORATOR
A STOCK/PROFIT CORPORATION

The undersigned, the Incorporator of **COMMERCE BY US, INC**, who signed and filed its Articles of Incorporation (or similar organizing document) with the Pennsylvania Secretary of State (or other appropriate state office), appoints the following individuals to serve as directors of the corporation, who shall serve as directors until the first meeting of shareholders for the election of directors and until their successors are elected and agree to serve on the board:

Name and address of each initial director:

TOM BONTEMPO
5535 BULL CREEK RD
TARENTUM, PA 15084

Additionally, the undersigned does hereby tender his/her resignation as Incorporator for the Corporation, and from any and all involvement with, control of, or authority over the Corporation, real or perceived, effective immediately.

Dated: December 30th, 2020

Lovette Dobson

Lovette Dobson, Incorporator